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                                                                   Exhibit 10.24

            SERIES F CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                         Dated as of February 2, 2000

                                     among

                         SKYLYNX COMMUNICATIONS, INC.

                                      and

                      THE PURCHASERS LISTED ON EXHIBIT A
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            SERIES F CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

     THIS SERIES F CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is dated as of February 2, 2000 by and among SkyLynx
Communications, Inc., a Delaware corporation (the "Company"), and the Purchasers of shares of Series F Convertible Preferred Stock of the Company whose names are set forth on Exhibit A hereto (the "Purchasers").

     The parties hereto agree as follows:

                                   ARTICLE I

                     PURCHASE AND SALE OF PREFERRED STOCK

     Section 1.1 Purchase and Sale of Stock. Upon the following terms and conditions, the Company shall issue and sell to each Purchaser and each Purchaser shall purchase from the Company, the number of shares of the Company's Series F Convertible Preferred Stock, par value $.01 per share (the "Preferred Shares"), at a purchase price of $1,000 per share, set forth opposite such Purchaser's name on Exhibit A hereto. The designation, rights, preferences and
                    ---------
other terms and provisions of the Series F Convertible Preferred Stock are set forth in the Certificate of Designations attached hereto as Exhibit B (the
                                                            ---------
"Certificate of Designations"). The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Section 1.2 The Conversion Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, solely for the purpose of issuance upon the conversion of the Preferred Shares, a sufficient number of its authorized but unissued shares of its Common Stock, par value $.001 per share (the "Common Stock"), to effect the conversion of the Preferred Shares. Any shares of Common Stock issuable upon conversion of the Preferred Shares (and such shares when issued) are herein referred to as the "Conversion Shares." The Preferred Shares and the Conversion Shares are sometimes collectively referred to as the "Shares."

     Section 1.3 Purchase Price and Closing. The Company agrees to issue and sell to each Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, each Purchaser agrees to purchase that number of the Preferred Shares set forth opposite such Purchaser's respective name on Exhibit A. The aggregate purchase price of the Preferred Shares being acquired by each Purchaser (the "Purchase Price") is set forth opposite such Purchaser's name on Exhibit A.

     (a) The first closing of the purchase and sale of the Preferred Shares to be acquired by the Purchasers from the Company under this Agreement shall take place at the offices of Gibson, Dunn & Crutcher LLP, One Montgomery Street, Telesis Tower, San Francisco, California 94104-4505 (the "First Closing") at 11:00 a.m. California Time on the earlier of (i)
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February 2, 2000 or (ii) the date on which the last to be fulfilled or waived of the conditions set forth in Article IV hereof and applicable to the First
Closing shall be fulfilled or waived in accordance herewith, or at such other time and place or on such date as the Purchasers purchasing at least a majority of the Preferred Shares and the Company may agree upon (the "First Closing Date"). On the First Closing Date, the Company shall deliver to each Purchaser participating in the First Closing a certificate for the number of Preferred Shares set forth opposite the Purchaser's name under the heading "Number of Preferred Shares Purchased" on Exhibit A hereto, registered in such Purchaser's name (or its nominee) and such Purchaser shall pay the Purchase Price by wire transfer of funds into the Company's account at Norwest Bank Colorado, N.A., ABA#: ___________, Account Number: ___________.

     (b) The second closing of the purchase and sale of the Preferred Shares to be acquired by the Purchasers from the Company under this Agreement shall take place at the offices of Gibson, Dunn & Crutcher LLP, One Montgomery Street, Telesis Tower, San Francisco, California 94104-4505 (the "Second Closing") at 11:00 a.m. California Time on the earlier of (i) February 18, 2000 or (ii) the date on which the last to be fulfilled or waived of the conditions set forth in
Article IV hereof and applicable to the Second Closing shall be fulfilled or waived in accordance herewith, or at such other time and place or on such date as the Purchasers purchasing the balance of the Preferred Shares and the Company may agree upon (the "Second Closing Date"). On the Second Closing Date, the Company shall deliver to each Purchaser participating in the Second Closing a certificate for the number of Preferred Shares set forth opposite the Purchaser's name under the heading "Number of Preferred Shares Purchased" on Exhibit A hereto, registered in such Purchaser's name (or its nominee) and such Purchaser shall pay the Purchase Price by wire transfer of funds into the Company's account at Norwest Bank Colorado, N.A., ABA#: 102 000 076, Account
Number: 106-3047378. The First Closing and the Second Closing are sometimes, as and when the context indicates, referred to herein individually as a "Closing" and collectively as the "Closings."

                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES

     Section 2.1 Representation and Warranties of the Company. The Company hereby makes the following representations and warranties to each of the
Purchasers:

          (a) (i) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business and any other business presently proposed to be conducted. The Company does not have any subsidiaries except as set forth in the Company's Form 10-KSB for the year ended December 31, 1998, including the accompanying financial statements (the "Form 10-KSB"), or on Schedule 2.1(a) hereto. The Company and each such subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification

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necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified would not have a Material Adverse Affect (as defined in Section 2.1(e) hereof).

               (ii) Except as set forth in Schedule 2.1(a) hereto, each of the Company and its subsidiaries has all requisite corporate power and authority and all franchises, licenses, permits, consents, authorizations, regulatory approvals and other approvals necessary to own and operate its properties, to carry on its business and any other businesses presently proposed to be conducted and to carry out the transactions contemplated by this Agreement, except where the failure to possess such franchises, licenses, permits, consents, authorizations, regulatory approvals and other approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All such franchises, licenses, permits, consents, authorizations, regulatory approvals and other approvals are valid and in full force and effect, and the Company has duly performed and is in compliance in all material respects with all of its obligations thereunder. No event has occurred with respect to any of such franchises, licenses, permits, consents, authorizations, regulatory approvals or other approvals that allows, or after notice or lapse of time or both would allow, the suspension, limitation, revocation, non-renewal or termination thereof that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect, and, to the Company's knowledge, no termination of any such franchises, licenses, permits, consents, authorizations, regulatory approvals or other approvals, or proceedings to suspend, limit, revoke or terminate any such franchises, licenses, permits, consents, authorizations, regulatory approvals or other approvals has been threatened.

          (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 3.11) and the Registration Rights Agreement substantially in the form attached hereto as Exhibit C (the "Registration Rights Agreement") (collectively, the "Transaction Documents") and to issue and sell the Shares in accordance with the terms of this Agreement and the Certificate of Designations. The execution, delivery and performance of the Transaction Documents and the Certificate of Designations by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. The Registration Rights Agreement and the Certificate of Designations will have been duly executed and delivered by the Company at the First Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

          (c) Capitalization. The authorized capital stock of the Company and the shares thereof issued and outstanding as of January 27, 2000 are set forth on Schedule 2.1(c) hereto. All of the issued and outstanding shares of the Common Stock, Series A Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock have been duly and validly authorized and issued and are fully-paid and nonassessable. Except as set forth in the 1999 Commission Documents (as defined in Section 2.1(f) herein), the

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Certificate of Incorporation, with any and all amendments thereto, as in effect on the date hereof (the "Certificate"), or on Schedule 2.1(c) hereto, no shares of Common Stock or of any series of the Company's preferred stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and the Registration Rights Agreement, and as set forth in the 1999 Commission Documents, the Certificate or on Schedule 2.1(c), there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities, as provided on Schedule 2.1(c) hereto, the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. Except as provided on Schedule 2.1(c), the Company is not a party to any agreement with respect to the voting or transfer of any shares of the capital stock of the Company. Except as set forth on Schedule 2.1(c) hereto, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which would have a Material Adverse Effect. The Company has furnished to each Purchaser a true, complete and correct copy of the Certificate and the Company's Bylaws, with any and all amendments thereto, as in effect on the date hereof (the "Bylaws").

          (d) Issuance of Shares. The Preferred Shares to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Preferred Shares shall be validly issued and outstanding, fully paid and nonassessable and entitled to the rights and preferences set forth in the Certificate of Designations. When the Conversion Shares are issued in accordance with the terms of the Preferred Shares as set forth in the Certificate of Designations, such shares will be validly issued and outstanding, fully paid and nonassessable, and the holders shall be entitled to all rights accorded to a holder of Common Stock. The Conversion Shares have been duly authorized and reserved for issuance upon conversion of the Preferred Shares.

          (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under and the execution of the Certificate of Designations and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Certificate or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which the Company's assets are bound, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or

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asset of the Company or any of its subsidiaries are bound or affected, except, in all cases other than violations pursuant to clause (i) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not have, individually or in the aggregate, a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries, taken as a whole, and which is material to the Company and its subsidiaries, taken as a whole. The business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which individually or in the aggregate do not and would not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or the Certificate of Designations, or issue and sell the Preferred Shares or the Conversion Shares in accordance with the terms hereof or thereof (other than any filings which may be required to be made by the Company with the Commission or state securities administrators subsequent to the Closing, and any registration statement which may be filed pursuant hereto, and the filing of the Certificate of Designations with the Secretary of State of the State of Delaware); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchasers herein.

          (f) Commission Documents, Financial Statements. The Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including materials filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing, including filings incorporated by reference therein, being referred to herein as the "Commission Documents"). The Company has delivered or made available to each of the Purchasers true and complete copies of the Commission Documents filed with the Commission since December 31, 1998 (the "1999 Commission Documents"). As of their respective dates, the Commission Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, as of their respective dates, none of the Commission Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

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          (g)  Subsidiaries.  Schedule 2.1(g) hereto sets forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each applicable person's ownership of the outstanding stock or other interests of such subsidiary. Each subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in Schedule 2.1(g), there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any subsidiary is party to, or has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary.

          (h) No Material Adverse Change. Since September 30, 1999, the date through which the most recent quarterly report of the Company on Form 10-QSB has been prepared and filed with the Commission, a copy of which is included in the Commission Documents, the Company has not experienced or suffered any Material Adverse Effect, except as disclosed on Schedule 2.1(h) hereto.

          (i) No Undisclosed Liabilities. Except as disclosed on Schedule 2.1(i) hereto, neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than (i) those disclosed in the Commission Documents or (ii) those incurred in the ordinary course of the Company's or its subsidiaries respective businesses since September 30, 1999 (none of which results from breach of contract, breach of warranty, tort, infringement claim or other lawsuit) and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

          (j) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

          (k) Indebtedness. The 1999 Commission Documents or Schedule 2.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any subsidiary or for which the Company or any subsidiary has commitments. For

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the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $25,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any subsidiary is in default with respect to any Indebtedness.

          (l) Title to Assets. Except as set forth in Schedule 2.1(l), each of the Company and the subsidiaries has good title to all of its real and personal property as reflected in the Commission Documents, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except which, individually or in the aggregate, would not have a Material Adverse Effect. All leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect.

          (m) Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth on Schedule 2.1(m) hereto, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary or any officers or directors of the Company or subsidiary in their capacities as such.

          (n) Compliance with Law. The business of the Company and the subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (o) Taxes. The Company and each of the subsidiaries has accurately prepared and filed all Tax Returns required by law to be filed by it; the Company and each of the subsidiaries has paid all Taxes due and owing and all additional assessments; and adequate provisions have been made and are reflected in the financial statements of the Company and the subsidiaries for all current Taxes and other charges to which the Company or any subsidiary is subject and which are not currently due and payable. The Company and each of the Subsidiaries have withheld and paid over all Taxes which it is obligated to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party, except for any failures to so

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pay as would not have a Material Adverse Effect; neither the Company nor any
Subsidiary has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; none of the federal income Tax returns of the Company or any subsidiary for the years subsequent to December 31, 1996 has been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) pending or threatened against the Company or any subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency. The term "Tax" (including, with correlative meaning, the terms "Taxes," "Taxing" and "Taxable") shall mean all federal, state, local and foreign income, profits, franchise, gross receipts, license, premium, environmental (including taxes under IRC Section 59A) capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, transfer, property, withholding, excise, production, occupation, windfall profits, customs duties, social security (or similar), registration, value added, alternative or add-on minimum, estimated, occupancy and other taxes, duties or governmental assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions. The term "Tax Return" shall mean any return, report, form or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return, election or declaration of estimated Tax.

          (p) Certain Fees. Except as set forth on Schedule 2.1(p) hereto, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary or the Purchasers with respect to the transactions contemplated by this Agreement.

          (q) Disclosure. To the best of the Company's knowledge, neither this Agreement nor the Schedules hereto nor any other documents, certificates, or instruments furnished to the Purchasers by the Company or any of its subsidiaries in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made, not misleading.

          (r) Intellectual Property. "Intellectual Property" means (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, domain names, and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrights and all applications, registrations and renewals in connection therewith, (iv) all mask works and all applications, registrations and renewals in connection therewith,
(v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, methods, schematics, technology, technical data, designs, drawings, flowcharts, block diagrams, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (vi) all computer software (including data and related documentation), (vii) all other proprietary rights, (viii) all copies and tangible embodiments of the foregoing categories of intellectual property listed in subsections (i) through

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(vii) herein (in whatever form or medium) and (ix) all licenses, sublicenses, agreements, or permissions related to the foregoing categories of intellectual property listed in subsections (i) through (vii) herein. "Company Intellectual Property" means any Intellectual Property owned by the Company and its subsidiaries.

               (a) Each item of Company Intellectual Property which is a patent, patent application, trademark, trademark application, service mark, service mark application, trade dress, logo, trade name, corporate name, copyright registration, copyright application, mask work registration or mask work application is set forth on Schedule 2.1(r) or is disclosed in the Commission Documents;

               (b) Each item of Intellectual Property owned or available for use by the Company and its subsidiaries immediately prior to the Closing hereunder will be owned or available for use by the Company and its subsidiaries on identical terms and conditions immediately subsequent to the Closing hereunder;

                    (i) all registered patents, trademarks, service marks and copyrights constituting part of the Company Intellectual Property are valid and subsisting and in full force and effect and are not subject to any taxes or other fees except for annual filing and maintenance fees;

                    (ii) the Company is not aware of any notice, claim or assertion that any item of Intellectual Property owned or used by the Company and its subsidiaries is invalid nor is the Company aware of any facts that would cause a reasonable person to conclude that any such item of Intellectual Property is invalid;

                    (iii) to the best knowledge of the Company, the Company and its subsidiaries has the sole and exclusive right to use all of the Company Intellectual Property in all jurisdictions in which the Company and its subsidiaries conducts or proposes to conduct its business, and the consummation of the transactions contemplated hereby will not alter or impair any such rights;

                    (iv) to the best knowledge of the Company, the Intellectual Property owned or used by the Company and its subsidiaries is all the Intellectual Property that is necessary for the ownership, maintenance and operation of the Company's and its subsidiaries properties and assets; and

                    (v) to the best knowledge of the Company, the Company and its subsidiaries has taken all reasonable action to maintain and protect each item of Company Intellectual Property.

               (c) Other than as set forth on Schedule 2.1(r), to the best knowledge of the Company, it has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties, and the Company has not received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Company and its subsidiaries must

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license or refrain from using any Intellectual Property rights of any third party). Other than as set forth on Schedule 2.1(r), to the best knowledge of the Company, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Company Intellectual Property.

               (d) With respect to each item of Company Intellectual Property, except as set forth on Schedule 2.1(r):

                    (i) the Company and its subsidiaries possesses all right, title and interest in and to the item, free and clear of any encumbrance, license or other restriction;

                    (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                   (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the best knowledge of the Company, is threatened which challenges the legality, validity, enforceability, use or ownership of the item;

                    (iv) to the best knowledge of the Company, the Company and its subsidiaries has never agreed to indemnify any person for or against any interference, infringement, misappropriation or other conflict with respect to the item;

                    (v) to the best knowledge of the Company, each license, sublicense, agreement or permission is legal, valid, binding, enforceable and in full force and effect and will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the Closing;

                    (vi) to the best of the Company's knowledge, no party to any license, sublicense, agreement or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

                   (vii) no party to any license, sublicense, agreement or permission has repudiated any provision thereof;

                    (viii) with respect to any sublicense, the representations and warranties set forth in subsections (v) through (vii) above are true and correct with respect to the underlying license;

                    (ix) with respect to each license, sublicense, agreement or permission, the underlying item of Company Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                    (x) with respect to the each license, sublicense, agreement or permission, no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the best knowledge of the Company, is threatened which challenges the legality, validity or enforceability of the underlying item of Company Intellectual Property; and

                    (xi) with respect to the each license, sublicense, agreement or permission, the Company and its subsidiaries has not granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

               (e) The continued operation of the Company's and its subsidiaries business and any other businesses presently proposed to be conducted by the Company and its subsidiaries will not, to the best knowledge of the Company, interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties.

               (f) The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use such employee's best efforts to promote the interest of the Company and its subsidiaries or that would conflict with the Company's and its subsidiaries business or any other businesses presently proposed to be conducted by the Company and its subsidiaries or the Company's and its subsidiaries use of the Intellectual Property.

               (g) Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's and its subsidiaries business by the employees of the Company and its subsidiaries, nor the conduct of the Company's and its subsidiaries business or any other businesses presently proposed to be conducted by the Company and its subsidiaries, will, to the best knowledge of the Company, conflict with or result in a breach of the terms, conditions of provisions of, or constitute a default under, any contract, covenant or instrument under which any or such employees is now obligated.

               (h) The Company and its subsidiaries does not and will not need, in order to conduct its business and any other businesses presently proposed to be conducted by the Company and its subsidiaries, to utilize any inventions of any of its employees, former employees (or persons it currently intends to hire) made while not employed by the Company and its subsidiaries and the rights to which have not been fully assigned to the Company.

               (i) The Company and its subsidiaries has obtained valid and effective assignments from all of its employees, former employees, independent contractors, and former independent contractors of all of such persons' rights in any Company Intellectual Property developed by such persons while employed by or under contract with the Company and its subsidiaries, except to the extent that failure to do so has not had and would not reasonably be expected to have a Material Adverse Effect.

               (j) For each item of Company Intellectual Property which is an application, including but not limited to patent applications, trademark applications, service mark applications, copyright applications, or mask work applications, the Company and its subsidiaries has the right to require the applicant to transfer ownership to the Company and its subsidiaries of the application and of the registration once it issues.

          (s) Environmental Compliance. Except as disclosed in the 1999 Commission Documents or on Schedule 2.1(s) hereto, the Company and each of its subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. The 1999 Commission Documents or Schedule 2.1(s) hereto sets forth all material permits, licenses and other authorizations issued under any Environmental Laws to the Company or its subsidiaries. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except as set forth in the 1999 Commission Documents or on Schedule 2.1(s) hereto, the Company has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of its subsidiaries. The Company and each of its subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not, individually or in the aggregate, have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its subsidiaries that violate or may violate any Environmental Law after the Closing or that may give rise to any Environmental Liabilities, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance. "Environmental Liabilities" means all liabilities of a person (whether such liabilities are owed by such person to governmental authorities, third parties or otherwise) whether currently in existence or arising hereafter which arise under or relate to any Environmental Law.

          (t) Books and Record Internal Accounting Controls. The records and documents of the Company and its subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any subsidiary.

          (u) Material Agreements. Except as set forth in the Commission Documents or on Schedule 2.1(u) hereto, neither the Company nor any subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1, Form S-3 or other applicable forms (collectively, "Material Agreements") if the Company or any subsidiary were registering securities under the Securities Act. The Company and each of its subsidiaries have in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company's knowledge, are not in default under any Material Agreement now in effect, the result of which could reasonably be expected to have a Material Adverse Effect. Except as set forth in the Certificate or Schedule 2.1(u), no written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any subsidiary limits or shall limit the payment of dividends on the Preferred Shares, other preferred stock, if any, or its Common Stock.

          (v) Transactions with Affiliates. Except as set forth in the 1999 Commission Documents or on Schedule 2.1(v) hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions exceeding $60,000 between (a) the Company, any subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company or any of its subsidiaries, or any corporation or other entity controlled by such officer, employee, consultant or director, or any person owning 5% or more of the Company's capital stock, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

          (w) Securities Act of 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Preferred Shares and Conversion Shares. Neither the Company nor anyone acting on its behalf, directly or indirectly, has offered to sell or solicited offers to buy the Preferred Shares, or entered into any preliminary conversations or negotiations relating thereto with any person, or has taken any action so as to bring the issuance and sale of the Preferred Shares and the Conversion Shares under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any person acting on its behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities
Act) in connection with the offer or sale of the Preferred Shares and the Conversion Shares.

          (x) Governmental Approvals. Except as set forth in the 1999 Commission Documents or on Schedule 2.1(x) hereto, and except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), including the filing of a registration statement or statements pursuant to the Registration Rights Agreement, and the filing of the Certificate of Designations with the Secretary of State for the State of Delaware, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Preferred Shares, or for the performance by the Company of its obligations under the Transaction Documents or the Certificate of Designations.

          (y) Employees. Neither the Company nor any subsidiary has any collective bargaining arrangements or agreements covering any of its employees, except as set forth in the 1999 Commission Documents or on Schedule 2.1(y) hereto. Except as set forth in the 1999 Commission Documents or on Schedule 2.1(y) hereto, neither the Company nor its subsidiaries has any material employment contract, non-competition agreement, agreement regarding proprietary information, confidentiality agreement, non-solicitation agreement or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company. Since September 30, 1999, no officer, consultant or key employee of the Company or any subsidiary whose termination, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or has been terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any subsidiary.

          (z) Absence of Certain Developments. Except as provided in the 1999 Commission Documents or on Schedule 2.1(z) hereto, since September 30, 1999, neither the Company nor any subsidiary has:

               (i) issued any stock, bonds or other securities or any rights, options or warrants with respect thereto, except pursuant to the Company's stock option plans;

               (ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or such subsidiary's business;

               (iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

               (iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

               (v) sold, assigned or transferred any tangible assets, or canceled any debts or claims, except in the ordinary course of business;

               (vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

               (vii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

               (viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

               (ix) made capital expenditures or commitments therefor that aggregate in excess of $100,000;

                    (x) other than the transactions contemplated by this Agreement, entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

                    (xi) made charitable contributions or pledges in excess of $25,000;

                    (xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

                    (xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

                    (xiv) effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its subsidiaries; or

                    (xv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

              (aa) Use of Proceeds. The proceeds from the sale of the Preferred Shares will be used by the Company for working capital and acquisitions.

               (ab) Public Utility Holding Company Act and Investment Company Act Status. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

               (ac) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its subsidiaries which is or would be materially adverse to the Company and its subsidiaries. The execution and delivery of this Agreement and the issue and sale of the Preferred Shares will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if the Purchasers, or any person or entity that owns a beneficial interest in any Purchaser, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(ac), the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

               (ad) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Certificate of Designations in accordance with this Agreement, is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

               (ae) Other Sales. The Company has not and will not sell any shares of Series F Convertible Preferred Stock to any person or entity other than the Purchasers or their affiliates.

               (af) Listing. The Common Stock is listed and traded on the over-the-counter electronic bulletin board (the "OTC Bulletin Board").

               (ag) Year 2000. To the knowledge of the Company, all of the Company's and its subsidiaries products and services that record, store, process and calculate and present calendar dates, or calculate any information dependent on or relating to such dates, will operate on and after January 1, 2000 without error caused by date data that represents or references different centuries or more than one century (collectively, "Y2K Compliant"). To the knowledge of the Company, all of the Company's and its subsidiaries material products and services will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. To the knowledge of the Company, all of the Company's and its subsidiaries internal computer systems are Y2K compliant.

               Section 2.2 Representations and Warranties of the Purchasers. Each Purchaser hereby makes the following representations and warranties to the Company with respect solely to itself and not with respect to any other
Purchaser:

               (a) Organization and Standing of the Purchasers. If the Purchaser is an entity, the Purchaser is a corporation, partnership, limited liability company or trust duly incorporated, formed or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, formation or organization.

               (b) Authorization and Power. Each Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Preferred Shares being sold to it hereunder. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by each Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate, partnership, limited liability or other action (if the Purchaser is an entity), and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, partners, managers, members or trustees, as the case may be, is required. Each of this Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by each Purchaser.

               (c) No Conflicts. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation by each Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser's charter documents or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which such Purchaser is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser). No Purchaser is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement or to purchase the Preferred Shares in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

          (d) Acquisition for Investment. Each Purchaser is purchasing the Preferred Shares solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. No Purchaser has a present intention to sell the Preferred Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Preferred Shares to or through any person or entity; provided, however, that by making the representations herein and subject to Section 2.2(f) below, none of the Purchasers agrees to hold the Preferred Shares for any minimum or other specific term and each of the Purchasers reserves the right to dispose of the Preferred Shares at any time in accordance with federal securities laws applicable to such disposition. Each Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Preferred Shares.

          (e) Accredited Investors. Each Purchaser is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

          (f) Rule 144; Listing. Each Purchaser understands that the Shares must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available. Each Purchaser acknowledges that such person is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that such person has been advised that Rule 144 permits resales only under certain circumstances. Each Purchaser understands that to the extent that Rule 144 is not available, such person will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement. Each Purchaser understands that the Common Stock is traded on the OTC Bulletin Board and that no assurance can be given that the Company's Common Stock will qualify for listing or trading on the Nasdaq Stock Market, or any other relevant exchange, market or system, or that, if listed or traded thereon in the future, it will continue to qualify for listing or trading thereon.

          (g) General. Each Purchaser understands that the Preferred Shares are being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Preferred Shares.

          (h) Access to Information. Each Purchaser has received all documents, records, books and publicly available information pertaining to Purchaser's investment in the Company that have been reasonably requested by Purchaser. Purchaser acknowledges that the Company is subject to the periodic reporting requirements of the Exchange Act, and Purchaser has received or reviewed copies of the Commission Documents.

                                  ARTICLE III

                                   COVENANTS

     The Company covenants as follows, which covenants are for the benefit of the Company, each of the Purchasers and their permitted assignees (as defined herein).

     Section 3.1  Securities Compliance.

          (a) The Company shall notify the Commission in accordance with their rules and regulations, of the transactions contemplated by any of the Transaction Documents, including filing a Form D with respect to the Preferred Shares and the Conversion Shares as required under Regulation D, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Preferred Shares and the Conversion Shares to the Purchasers.

          (b) The Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchasers set forth herein in order to determine the applicability of federal and state securities laws exemptions and the suitability of the Purchasers to acquire the Preferred Shares.

     Section 3.2 Registration and Listing. The Company will cause its Common Stock to continue to be registered under Section 12(g) of the Exchange Act, will comply with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement or the Registration Rights Agreement, and, except as required by applicable law, will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act. The Company will take all action necessary to continue the listing or trading of its Common Stock on the OTC Bulletin Board or any relevant market or system, if applicable, and to comply with the Company's reporting, filing and other obligations under the bylaws or rules of the OTC Bulletin Board or any relevant market or system.

     Section 3.3 Inspection Rights. The Company shall permit, during normal business hours and upon reasonable request and reasonable notice, the Purchasers or any employees, agents or representatives thereof, so long as the Purchasers shall be obligated hereunder to purchase the Preferred Shares or shall beneficially own any Preferred Shares which represent 10% or more of the total combined voting power of all voting securities of the Company then outstanding, to examine and make reasonable copies of and extracts from the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any subsidiary, and to discuss the affairs, finances and accounts of the Company and any subsidiary with any of its officers, consultants, directors and key employees.

     Section 3.4 Compliance with Laws. The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

     Section 3.5 Keeping of Records and Books of Account. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

     Section 3.6 Reporting Requirements. The Company shall furnish the following to the Purchasers so long as the Purchasers shall be obligated hereunder to purchase the Preferred Shares or shall beneficially own any Preferred Shares which represent more than 10% of the total combined voting power of all voting securities of the Company then outstanding:

          (a) Quarterly Reports filed with the Commission on Form 10-QSB as soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters of the Company or such later date pursuant to an extension granted by the Commission;

          (b) Annual Reports filed with the Commission on Form 10-KSB as soon as available, and in any event within 90 days after the end of each fiscal year of the Company or such later date pursuant to an extension granted by the Commission; and

          (c) Copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

     Section 3.7 Amendments. The Company shall not amend or waive any provision of the Certificate or Bylaws of the Company or Registration Rights Agreement in any way that would materially adversely affect any of the rights of the holders of Preferred Shares, including but not limited to the liquidation preferences, dividends rights, conversion rights, voting rights or redemption rights of the holders of the Preferred Shares.

     Section 3.8 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would materially restrict or impair the right or ability to perform of the Company or any subsidiary to perform under any Transaction Document or the Certificate of Designations.

     Section 3.9 Distributions. So long as any Preferred Shares remain outstanding, the Company agrees that it shall not (i) declare or pay any dividends or make any distributions to any holder(s) of Common Stock or (ii) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of the Company, except for the repurchase or reacquisition of Common Stock pursuant to the terms of the Company's stock option plans.

     Section 3.10 Reservation of Shares. So long as any Preferred Shares remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the aggregate number of shares of Common Stock needed to provide for the issuance of the Conversion Shares.

     Section 3.11 Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of the Purchasers or their respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by the Purchasers to the Company upon conversion of the Preferred Shares in substantially the form of Exhibit D attached hereto (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Conversion Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 6.1 of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.11 will be given by the Company to its transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 3.11 shall affect in any way the Purchasers' obligations and agreements set forth in
Section 6.1 to comply with all applicable prospectus delivery requirements, if any, upon resale of the Shares. If any Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of Shares may be made without registration under the Securities Act or such Purchaser provides the Company with reasonable assurances that Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations under this Section 3.11 will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.11 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 3.11, that the Purchasers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

     Section 3.12 FIRPTA. The Company acknowledges that holders of Preferred Shares may be foreign persons or may have foreign persons or entities as partners and that the Company may be required to file or cause to be filed in the future with the IRS certain statements with its United States income Tax Returns required under Section 1.897-2(h) of the Treasury Regulations. The Company is not a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code and the Company shall use reasonable efforts consistent with sound business practice to avoid becoming a "United States real property holding corporation." Upon the request of any holder of Preferred Shares, the Company shall provide such holder with a statement that the Company is not a "United States real property holding corporation" as of the date specified by the holder (or as of the date of the request if the holder does not specify a date) and shall send a copy of such statement to the IRS in a form and manner which identifies the holder and which otherwise satisfies the requirements of Section 1.897-

2(h)(2) of the Treasury Regulations. In the event the Company in the future becomes a "United States real property holding corporation," the Company shall promptly notify each holder in writing of such fact. Thereafter, upon written request from any holder Preferred Shares, the Company shall provide information, documentation and assistance to such holder reasonably related to the Company's status as a "United States real property holding corporation," including but not limited to (i) an affidavit stating (if true) that the stock held by such holder is of a class that is regularly traded (as defined by Sections 1.897-1(n) and 1.897-9T of the Treasury Regulations) on an established securities market (as defined by Section 1.897-1(m) of the Treasury Regulations), and (ii) information or assistance which would enable such holder to obtain a withholding certificate permitting a transferee of such holder's stock to avoid or reduce any withholding obligation such transferee would otherwise have under federal Tax law.

     Section 3.13 Regulation S. The Company covenants and agrees that if the Company fails to (i) file a registration statement within 60 days from the First Closing Date and/or (ii) register the Conversion Shares within 120 days from the First Closing Date, under the terms and conditions of the Registration Rights Agreement attached hereto as Exhibit C, then for so long as any of the Preferred Shares or Conversion Shares remain outstanding and continue to be "restricted
                                                                   ----------
securities" within the meaning of Rule 144 under the Securities Act, the Company
----------
shall, in order to permit resales of the Preferred Shares or Conversion Shares pursuant to Regulation S under the Securities Act, (a) continue to file all material required to be filed pursuant to Section 13(a) or 15(d) of the Exchange Act, and (b) not knowingly engage in directed selling efforts in connection with the resale of securities by any Purchaser under Regulation S.

     Section 3.14 Restrictions on Subsequent Financings. From the First Closing Date until the date 180 days immediately following such First Closing Date, the Company covenants and agrees that, without the consent of Purchasers purchasing at least three-quarters of the Preferred Shares, it will not agree to, enter into or otherwise accept any subsequent offer or sale to, or exchange with (or other type of distribution to), any third party (a "Subsequent Financing"), of Common Stock or any securities convertible or exchangeable into Common Stock, including debt securities (the "Financing Securities"). Notwithstanding the foregoing, a Subsequent Financing shall not include: (i) any transaction involving the Company's issuance of any Financing Securities (other than for cash) (A) as consideration in a merger, acquisition, consolidation or sale or disposition of stock or assets or (B) in exchange for stock or assets;
(ii) the grant of any Financing Securities under any Company employee benefit plan, stock option plan, restricted stock plan or stock purchase plan or agreement for the benefit of the Company's employees, directors or consultants;
(iii) the issuance of Financing Securities pursuant to (x) the options, warrants or other convertible securities outstanding as of the First Closing Date and (y) the Second Closing, and specifically listed on the Schedules hereto; or (iv) any transaction entered into and completed on terms and conditions which contemplate the exchange, consideration or sale (or other type of distribution or payment, as applicable) of any Financing Securities at an "effective" price at or above
(A) forty percent (40%) of the closing bid price per share of the Common Stock on the date of the execution of the definitive agreement to sell such Financing Securities on the OTC Bulletin Board or any registered national stock exchange or market on which the Common Stock is then listed (or the then average of the "Pink Sheet" quotes, if the Common Stock is not then listed on the OTC Bulletin Board or any registered national stock exchange or market) and (B) $2.50 per share (each of the transactions set forth in (i)-(iv) of this Section 3.14 being a "Permitted Financing"); provided, however, that
                                                     --------  -------
each such Permitted Financing is not subject to any term or condition which shall require the Company to file with the Commission a registration statement in respect of any Financing Securities prior to sixty (60) days after the Effectiveness Date (as such term is defined in the Registration Rights Agreement); provided, further, the preceding proviso shall not apply to any
            --------  -------                -------
Permitted Financing pursuant to Section 3.14(ii) which is disclosed in Schedule 2.1(c) hereto under the heading "Registration Rights". The Company will promptly notify the Purchasers in writing of the terms and conditions of any proposed Subsequent Financing.

                                  ARTICLE IV

                                  CONDITIONS

     Section 4.1 Conditions Precedent to the Obligation of the Company to Sell the Shares. The obligation hereunder of the Company to issue and sell the Preferred Shares to the Purchasers is subject to the satisfaction or waiver, at or before the respective Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

          (a) Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of the Purchasers shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct as of such date.

          (b) Performance by the Purchasers. The Purchasers shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing.

          (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (d) Proceedings or Litigation. No investigation, action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced or threatened against the Company, any subsidiary thereof or any Purchaser, or any of the officers, directors or affiliates of the Company, any subsidiary thereof or any Purchaser seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

          (e) Securities Law Exemptions. The sale and issuance of the Preferred Shares and the Conversion Shares to the Purchasers shall be permitted by applicable law, rule and regulation, and shall be exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws.

          (f) Consents and Approvals. All authorizations, consents, approvals, licenses, exemptions of, filings or registrations with any third party or any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, necessary for, or in connection with, the execution or delivery of the Preferred Shares, or for the performance by the Company of its obligations under the Transaction Documents or the Certificate of Designations, shall have been received.

          (g) Registration Rights Agreement. At the Closing, each Purchaser shall have executed and delivered the Registration Rights Agreement in substantially the form attached hereto as Exhibit C to the Company.

          (h) Transfer Agent Instructions. At the First Closing, the Irrevocable Transfer Agent Instructions in substantially the form attached hereto as Exhibit D shall have been delivered to and acknowledged in writing by the Company's transfer agent.

          (i) Minimum First Closing Purchase. At the First Closing, the Company shall make sales of the Preferred Shares to the Purchasers and the Purchasers shall purchase from the Company as listed on Exhibit A hereto Preferred Shares resulting in gross proceeds of a minimum of $10,000,000 to the Company, less any and all fees and legal expenses payable to the Purchasers.

     Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Purchase the Shares. The obligation hereunder of the Purchasers to acquire and pay for the Preferred Shares is subject to the satisfaction or waiver, at or before the respective Closing, of each of the conditions set forth below. These conditions are for the Purchasers' sole benefit and may be waived by the Purchasers at any time in their sole discretion.

          (a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time, except for representations and warranties that speak as of a particular date, which shall be true and correct as of such date.

          (b) Performance by the Company. The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

          (c) Suspension, Etc. From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to Closing), and, at any time prior to the Closing, trading in securities generally as reported by Bloomberg Financial Markets ("Bloomberg") shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, on Nasdaq or on the OTC Bulletin Board, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of the Purchasers, makes it impracticable or inadvisable to purchase the Preferred Shares.

          (d) Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (e) Proceedings or Litigation. No investigation, action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced or threatened against the Company, any subsidiary thereof or any Purchaser, or any of the officers, directors or affiliates of the Company, any subsidiary thereof or any Purchaser seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

          (f) Securities Law Exemptions. The sale and issuance of the Preferred Shares and the Conversion Shares to the Purchasers shall be permitted by applicable law, rule and regulation, and shall be exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws.

          (g) Consents and Approvals. All authorizations, consents, approvals, licenses, exemptions of, filings or registrations with any third party or any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, necessary for, or in connection with, the execution or delivery of the Preferred Shares, or for the performance by the Company of its obligations under the Transaction Documents or the Certificate of Designations, shall have been received.

          (h) Preferred Stock Certificates. The Company shall have executed and delivered to each Purchaser a stock certificate or certificates (in such denominations as such Purchaser shall request) for the Preferred Shares being purchased by such Purchaser at the Closing.

          (i) Certificate of Designations of Rights and Preferences. Prior to the First Closing, the Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware.

          (j) Registration Rights Agreement. At the First Closing, the Company shall have executed and delivered the Registration Rights Agreement in substantially the form attached hereto as Exhibit C to the Purchasers.

          (k) Transfer Agent Instructions. At the First Closing, the Irrevocable Transfer Agent Instructions in substantially the form attached hereto as Exhibit D shall have been delivered to and acknowledged in writing by the Company's transfer agent.

          (l) Secretary's Certificate. The Company shall have delivered to the Purchasers a secretary's certificate, dated as of the Closing Date, as to (i) the Resolutions, (ii) the Certificate, (iii) the Bylaws, (iv) the Certificate of Designations, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction

Documents and any other documents required to be executed or delivered in connection therewith.

          (m) Officer's Certificate. The Company shall have delivered to the Purchasers an officer's certificate, dated as of the Closing Date, certifying as to the items in subsections (a) through (k) above.

          (n) Opinion of Counsel. At the Closing, the Purchasers shall have received opinions of counsel to the Company, dated the Closing Date, in form and substance acceptable to the Purchasers' counsel, Parker Chapin Flattau & Klimpl, LLP, and such other certificates and documents as the Purchasers or such counsel shall reasonably require incident to the Closing.

                                   ARTICLE V

                              REGISTRATION RIGHTS

     At the Closing, the Company and the Purchasers shall enter into the Registration Rights Agreement in substantially the form attached hereto as Exhibit C.

                                  ARTICLE VI

                           STOCK CERTIFICATE LEGEND

     Section 6.1 Legend. Each certificate representing the Preferred Shares, and, if appropriate, securities issued upon conversion thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky"
laws):

     THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THAT ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR SKYLYNX COMMUNICATIONS, INC. (THE "COMPANY") SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION OF SUCH SECURITIES UNDER THAT ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

     The Company agrees to reissue certificates representing the Preferred Shares or Conversion Shares without the legend set forth above if at such time, prior to making any transfer of any Preferred Shares or Conversion Shares, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer or removal as the Company may reasonably request. Such proposed transfer or removal will not be effected until: (a) (i) holder has delivered to the Company a legal opinion from counsel to holder that, in the opinion of such counsel, the registration of such Preferred Shares or Conversion Shares under the Securities Act is not required in connection with such proposed transfer; or (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act; and (b) the Company is reasonably satisfied that (i) the registration or qualification of such Preferred Shares or Conversion Shares under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition; or (ii) compliance with applicable state securities or "blue sky" laws has been effected. The Company will use its best efforts to respond to any such notice from a holder, or else effect such transfer or removal, within three (3) days. In the case of any proposed transfer under this Section 6, the Company will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in Section 6.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.

                                  ARTICLE VII

                                  TERMINATION

     Section 7.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to any Closing by the mutual written consent of the Company and the Purchasers purchasing a majority of the Preferred Shares at such Closing.

     Section 7.2 Other Termination. This Agreement may be terminated as to the First Closing by the action of the Board of Directors of the Company or by the Purchasers purchasing a majority of the Preferred Shares at the First Closing at any time if the First Closing shall not have been consummated by February 2, 2000, provided that the reason the First Closing shall not have been consummated is not the breach of the terminating party's representations, warranties or covenants hereunder. This Agreement may be terminated as to the Second Closing by the action of the Board of Directors of the Company or by the Purchasers purchasing a majority of the Preferred Shares at the Second Closing at any time if the Second Closing shall not have been consummated by February 18, 2000, provided that the reason the Second Closing shall not have been consummated is not the breach of the terminating party's representations, warranties or covenants hereunder.

     Section 7.3 Effect of Termination. In the event of termination by the Company or the Purchasers, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party as to such Closing. If this Agreement is terminated as provided in Section 7.1 or 7.2 herein, this Agreement shall become void and of no further force and effect as to such Closing, and neither the Company nor the Purchasers as to such Closing shall have any liability to the other party hereunder, except as otherwise provided in Sections 9.2, 9.9, 9.12 and 9.15.

                                 ARTICLE VIII

                                INDEMNIFICATION

     Section 8.1 General Indemnity. The Company agrees to indemnify and hold harmless the Purchasers (and their directors, officers, partners, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorney's fees, charges and disbursements) incurred by the Purchasers as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. The Purchasers, severally but not jointly, agree to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by the Purchasers herein.

     Section 8.2 Indemnification Procedure. Any party entitled to indemnification under this Article VIII (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VIII except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VIII to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VIII shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

                                  ARTICLE IX

                                 MISCELLANEOUS

     Section 9.1 Fees and Expenses. Except as otherwise set forth in this Agreement or the Registration Rights Agreement, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall reimburse the Purchasers for up to $30,000 of the aggregate fees and expenses of Parker Chapin Flattau & Klimpl, LLP, with respect to the transactions contemplated by this Agreement. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Preferred Shares pursuant hereto.

     Section 9.2 Consent to Jurisdiction. Each of the Company and the Purchasers (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the State of Delaware for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the Registration Rights Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchasers consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 9.2 shall affect or limit any right to serve process in any other manner permitted by law.

     Section 9.3 Entire Agreement; Amendment. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents or the Certificate of Designations, neither the Company nor the Purchasers make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of three-quarters of the Preferred Shares then outstanding, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents or the Certificate of Designations unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Preferred Shares, as the case may be.

     Section 9.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:    SkyLynx Communications, Inc.
                      600 South Cherry Street
                      Suite 400
                      Denver, CO 80246
                      Attention: Jeffery A. Mathias, President and CEO
                      Telephone Number: (303) 316-0400
                      Fax: (303) 316-0404

with copies to:       Gibson, Dunn & Crutcher LLP
                      One Montgomery Street, Telesis Tower
                      San Francisco, CA 91404-4505
                      Attention: Michael A. Levy
                      Telephone Number: (415) 393-8200
                      Fax: (415) 986-5309

If to the Purchasers: At the address of the Purchasers set forth on the signature page to this Agreement, with copies to Purchasers' counsel as set forth on the signature page or as specified in writing by the Purchasers.

     Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

     Section 9.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     Section 9.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

     Section 9.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

     Section 9.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     Section 9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the choice of law provisions.

     Section 9.10 Survival. The representations and warranties of the Company and the Purchasers contained in: (i) Section 2.1(o) shall survive until the expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation or extension thereof); (ii)
Section 2.1(s) shall survive until three years after the First Closing Date; and
(iii) Article II, with the exception of Sections 2.1(o) and (s), shall survive the execution and delivery hereof and the Closing until the date two years from the First Closing Date. The agreements and covenants set forth in Articles I, III, V and VII of this Agreement shall survive the execution and delivery hereof and the Closing hereunder until the Purchasers and their affiliates in the aggregate or their permitted transferees beneficially own (on a fully-diluted basis, giving effect to the issuance of the Conversion Shares, and determined in accordance with Rule 13d-3 under the Exchange Act) less than 2% of the total combined voting power of all voting securities of the Company then outstanding; provided, however, that the agreements and covenants set forth in Sections 3.1, 3.2, 3.4, 3.5, 3.7, 3.8, 3.9, 3.10 and 3.11 shall survive the execution and delivery hereof and the Closing hereunder for an indefinite period. The agreements and covenants set forth in Articles VIII and IX of this Agreement shall survive the execution and delivery hereof and the Closing hereunder for an indefinite period.

     Section 9.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause four additional executed signature pages to be physically delivered to the other parties within five days of the execution and delivery hereof.

     Section 9.12. Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchasers, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. Each Purchaser agrees that it will not disclose this Agreement or the transactions contemplated hereby, except to Purchaser's lawyers, accountants or similar representatives to the extent reasonably required, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

     Section 9.13 Severability. The provisions of this Agreement, the Certificate of Designations and the Registration Rights Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement, the Certificate of Designations or the Registration Rights Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, the Certificate of Designations or the Registration Rights Agreement and this Agreement, the Certificate of Designations and the Registration Rights Agreement, as applicable, shall be reformed and construed as if such invalid, illegal or unenforceable provision, or part of such provision, to the extent of its invalidity, illegality or unenforceability, had never been contained herein or therein.

     Section 9.14 Further Assurances. From and after the date of this Agreement, upon the request of any Purchasers or the Company, each of the Company and the Purchasers shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Preferred Shares, the Conversion Shares, the Certificate of Designations, and the Registration Rights Agreement.


     Section 9.15 Specific Enforcement. The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Registration Rights Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the Registration Rights Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

     Section 9.16 Wainwright Warrants. The Company and the Purchasers acknowledge and agree that no adjustment to the conversion price of the Preferred Shares shall be made by virtue of the issuance of the Wainwright Warrants (as defined in Schedule 2.1(c)), or the issuance of shares of Common Stock upon exercise of the Wainwright Warrants. The Company and those Purchasers who are holders of warrants to purchase shares of Common Stock of the Company, dated as of April 16, 2000, issued in connection with the sale of Series D Convertible Preferred Stock of the Company, or holders of warrants to purchase shares of Common Stock of the Company, dated as of November 15, 1999, issued in connection with the Series F Bridge Financing (as defined in Schedule 2.1(c)), acknowledge and agree that no adjustment to the warrant price of any such warrant, or the number of shares of Common Stock issuable thereunder, shall be made by virtue of the issuance of the Wainwright Warrants, or the issuance of shares of Common Stock upon exercise of the Wainwright Warrants. The Company and the Purchasers further acknowledge and agree that the Company may include the shares of Common Stock issuable upon exercise of the Wainwright Warrants in the Registration Statement to be filed pursuant to the Registration Rights Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorize officer as of the date first above written.

                                            SKYLYNX COMMUNICATIONS, INC.

                                            By: _______________________________
                                                Name:
                                                Title:

                                            PURCHASER:



                                            Signature:


                                            By: _______________________________
                                                Name:
                                                Title:

                                            Address:




                                            Tel No.:
                                            Fax No.:


                                            ___________________________________

                                SECOND CLOSING

==========================================================================
           Series F Investors                   Shares           Amount
--------------------------------------------------------------------------
Purchasers to come
--------------------------------------------------------------------------
Series F Investors Total
--------------------------------------------------------------------------

______________

 (1) Includes the conversion of a convertible promissory note held by a certain holder, issued by the Company as of November 15, 1999 and certain other convertible promissory notes in the aggregate principal amount of $1,450,000 held by the other lenders set forth above as issued by the Company as of November 15, 1999. Such notes will be deemed converted, paid in full and of no further force or effect upon the First Closing, notwithstanding any failure on such lender's part to return such lender's original note. The warrants issued to all of the lenders in connection with such notes will be deemed amended so that the First Closing constitutes a "Qualified Financing" under the warrants.

                                   EXHIBIT B

                          CERTIFICATE OF DESIGNATIONS

                                   EXHIBIT C

                         REGISTRATION RIGHTS AGREEMENT

                                   EXHIBIT D

                    IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

                                   SCHEDULES